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                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                         LocatePLUS Holdings Corporation
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             (Exact name of registrant as specified in its charter)


              Delaware                                   04-3332304
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


100 Cummings Center, Suite 235M, Beverly, MA               01915
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(Address of principal executive offices)                 (Zip Code)


Warrants to purchase Class A Voting Common Stock _____________________________ Class A Voting Common Stock, par value $0.01 _____________________________
Class B Non-voting Common Stock, par value $0.01  _____________________________

Title of each class                               Name of each exchange on which
to be registered                                  each class is to be registered


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-85154
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Securities to be registered pursuant to Section 12(g) of the Act:

                Warrants to purchase Class A Voting Common Stock
                ------------------------------------------------
                                (Title of class)

                  Class A Voting Common Stock, par value $0.01
                ------------------------------------------------
                                (Title of class)

                Class B Non-voting Common Stock, par value $0.01
                ------------------------------------------------
                                (Title of class)

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
ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
         -------------------------------------------------------

         This Registration Statement relates to the Warrants to purchase Class A Voting Common Stock (the "Warrants"), the Class A Voting Common Stock, $0.01 par value (the "Class A"), and the Class B Non-voting Common Stock, $0.01 par value (the "Class B"), of LocatePLUS Holdings Corporation, a corporation organized under the laws of Delaware (the "Company"). The information required in response to this Item with respect to the Warrants, the Class A and the Class B is set forth under the caption "Description of Capital Stock" in the form of prospectus that is included in the Company's Registration Statement on Form SB-2, File No. 333- 85154 (the "SB-2 Registration Statement"), as filed with the Securities and Exchange Commission on or about March 28, 2002, and as subsequently amended and included in the prospectus to be filed pursuant to Rule 424(b) under the Securities Act. Such information is hereby incorporated herein by reference in its entirety.


ITEM 2.  EXHIBITS.
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         The following exhibits are incorporated by reference from the SB-2
Registration Statement:

1.1 Underwriting Agreement between LocatePLUS Holdings Corporation and Oftring & Company, Inc., dated March 15, 2002.**
1.2 Amendment to Underwriting Agreement between LocatePLUS Holdings Corporation and Oftring & Company, Inc., dated June 18, 2002.**
1.3 Second Amendment to Underwriting Agreement between LocatePLUS Holdings Corporation and Oftring & Company, Inc., dated July 22, 2002.**
3.1 Second Amended and Restated Certificate of Incorporation of LocatePLUS Holdings Corporation, as filed with the Secretary of State of the State of Delaware on March 19, 2002.**
3.2      By-Laws of LocatePLUS Holdings Corporation.**
4.1 Warrant and Unit Agreement by and between LocatePLUS Holdings Corporation and Transfer Online, Inc., dated March 22, 2002.**
4.2      Form of Warrant Certificate.**
4.3      Form of Unit Certificate.**
4.4      Form of Class A Voting Common Stock Certificate.**
4.5      Form of Class B Non-voting Common Stock Certificate.**
4.6 Form of Restricted Warrant Agreement (Warrant to Purchase Shares of Class A Voting Common Stock).**
4.7 Form of Restricted Warrant Agreement (Warrant to Purchase Shares of Class B Non-voting Common Stock).**
4.8      Form of Convertible Subordinated Promissory Note ("Bridge Note").**
4.9      Form of Detachable Warrant Agreement ("Bridge Warrant").**
4.9      $10,000 Convertible Promissory Note, dated March 9, 2001.**
4.10     Amended form of Warrant Certificate.**
4.11 Amended and Restated Warrant and Unit Agreement by and between LocatePLUS Holdings Corporation and Transfer Online, Inc., dated June 20, 2002.**

4.12     Amendment to $10,000 Convertible Promissory Note, dated
         July 23, 2002.**
5.1      Opinion of Kirkpatrick & Lockhart LLP.**
10.1 Master Lease Agreement between Cummings Properties, Inc. and Worldwide Information, Inc., dated November 20, 1999.**
10.2 Database License Agreement between Worldwide Information, Inc. and TransUnion Corporation, undated. (1)**
10.3 Database License Agreement between LocatePLUS.com, Inc. and Hogan Information Services Co., dated November 27, 2001. (1)**
10.4 License Agreement between Worldwide Information, Inc. and First American Real Estate Solutions, LLC, dated March 31, 1999. (1)**
10.5 Channel Partner Agreement between LocatePLUS Holdings Corporation and Intellicorp LTD, dated September 1, 2001.**
10.6 Letter Agreement between LocatePLUS Holdings Corporation and Intellicorp LTD, dated December 19, 2001.**
10.7     Secured Note, dated June 1, 2001.**
10.8 $750,000 Loan Agreement between LocatePLUS Holdings Corporation and Gemstone Investment Company, Inc., dated June 4, 2002.**
10.9 Security Agreement between LocatePLUS Holdings Corporation and Gemstone Investment Company, Inc., dated June 4, 2002.**
10.10 Pledge Agreement between Jon R. Latorella and Gemstone Investment Company, Inc., dated June 4, 2002.**
10.11 Mortgage between Jon R. Latorella and Gemstone Investment Company, Inc., dated June 4, 2002.**
10.12 Guaranty Agreement, between Jon R. Latorella and Gemstone Investment Company, Inc., dated June 4, 2002.**
10.13 $175,000 Ten Year Term Promissory Note, made by Jon R. Latorella, dated January 3, 2000.**
10.14 $100,000 Ten Year Term Promissory Note, made by Jon R. Latorella, dated January 3, 2000.**
10.15 $125,000 Ten Year Term Promissory Note, made by Robert A. Goddard, dated January 3, 2000.**
10.16 $750,000 Promissory Note, made by LocatePLUS Holdings Corporation, dated June 4, 2002.**
21.1     Subsidiaries of LocatePLUS Holdings Corporation.**
23.1     Consent of Kirkpatrick & Lockhart LLP.**
23.2     Consent of PricewaterhouseCoopers LLP.**
99.1 Escrow Agreement by and between American Pacific Bank, Transfer Online, Inc., Oftring & Co., Inc. and LocatePLUS Holdings Corporation, dated June 20, 2002.**
99.2 Subscription Agreement (for use in states in which the Registrant's securities are being registered by coordination or qualification).**
99.3 Subscription Agreement (for use in the Commonwealth of Massachusetts only).**

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**  Previously filed with the Commission.
(1) Confidential treatment being sought by the Registrant.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                 LocatePLUS Holdings Corporation


Date:  July 31, 2002                             By: /s/ Jon R. Latorella
       -------------                                 -----------------------
                                                     Jon R. Latorella
                                                     President and Chief
                                                     Executive Officer